Exhibit 23.2
                                                                ------------

                          CONSENT OF ERNST & YOUNG LLP



                             INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1999 except for Note 17 which is at December 2, 1999, with respect to the financial statements of Jaws Technologies, Inc., in the Registration Statement (Form S-1 No. 333-____) and related prospectus of Jaws Technologies, Inc., dated February __, 2000, for the registration of 6,683,067 shares of its common stock.



                                                  /s/Ernst & Young LLP
Calgary, Canada                                   ----------------------
February 14, 2000                                 Chartered Accountants






906592.9